Exhibit 99.1

InfoSpace Extends Long-Standing Relationship with Yahoo!

Signs Three-Year Agreement to Continue Delivery of Yahoo!'s Search Results and Text-Based Advertising Listings through the InfoSpace Network

BELLEVUE, Wash., February 2, 2011 -- InfoSpace, Inc. (Nasdaq: INSP) today announced a three-year agreement to continue the delivery of search results and text-based advertising listings from Yahoo! Inc., to the InfoSpace network of metasearch properties and affiliates.

"We are delighted to announce the extension of our 12-year relationship with Yahoo!," said Mike Glover, VP, Business Development for InfoSpace. "This agreement further reinforces the value proposition of our metasearch offerings and ensures that millions of InfoSpace users will continue to benefit from the most comprehensive and relevant results on the Internet."

“Yahoo! is focused on delivering instant answers to more Internet users by expanding the reach and value of its search results to powerful distribution channels like InfoSpace,” said Finnegan Faldi, VP, Partnerships and Operations for Yahoo!. “InfoSpace’s unique metasearch technology ties in well with Yahoo!’s strategic alliance with Microsoft’s search platform, providing greater improvements and results in search queries, and better monetization and value for our advertisers.”

InfoSpace leverages its metasearch technology to power a portfolio of branded websites such as Dogpile (www.dogpile.com), WebCrawler (www.webcrawler.com), MetaCrawler (www.metacrawler.com), and WebFetch (www.webfetch.com) and provide private-label search services. This metasearch technology allows InfoSpace to aggregate, filter, and prioritize results from several of the largest online search engines, providing fast and comprehensive search results.

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace's proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results. InfoSpace sites include Dogpile® (www.dogpile.com), InfoSpace.com® (www.infospace.com), MetaCrawler® (www.metacrawler.com), WebCrawler® (www.webcrawler.com), and WebFetch® (www.webfetch.com). InfoSpace's metasearch technology is also available on nearly 100 partner sites, including content, community, and connectivity sites. In addition, the Company operates an e-commerce channel that includes a collection of more than 200 specialty retail stores under the Mercantila®(www.mercantila.com) brand and an innovative online search engine optimization tool, WebPosition® (www.webposition.com). More information may be found at www.infospaceinc.com.

InfoSpace.com, InfoSpace, Dogpile, MetaCrawler, WebCrawler, WebFetch, Mercantila, and other marks are trademarks of InfoSpace, Inc. The names of other companies and products mentioned herein may be the trademarks of their respective owners.

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Investor Contact: Stacy Ybarra, InfoSpace (425) 709-8127 stacy.ybarra@infospace.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; future acquisitions; and the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies. A more detailed description of these and certain other factors that could affect actual results is included in InfoSpace, Inc.'s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.